   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1998
                                                          REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                           ALIANT COMMUNICATIONS INC.

             (Exact name of Registrant as specified in its charter)

               NEBRASKA                                 47-0632436
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                            ------------------------

                                 1440 M STREET
                            LINCOLN, NEBRASKA 68508
                                 (402) 436-3737

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

           MICHAEL J. TAVLIN, VICE PRESIDENT-TREASURER AND SECRETARY
                           ALIANT COMMUNICATIONS INC.
                                 1440 M STREET
                            LINCOLN, NEBRASKA 68508
                                 (402) 436-3737

(Name, address, including zip code and telephone number, including area code, of agent for service)
                            ------------------------

                                    COPY TO:
                            RODD M. SCHREIBER, ESQ.
                SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700
                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
          TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED MAXIMUM
                                                   AMOUNT TO BE                   AGGREGATE                    AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED             REGISTERED                OFFERING PRICE(2)            REGISTRATION FEE
Common Stock, $.25 par value..............          300,000(1)                   $8,334,375                    $2,082(1)
Common Stock Purchase Rights..............              (3)                        (3)(4)                         (4)

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to 45,971 shares of Common Stock previously registered under Registration Statement No. 33-60633, filed by the Registrant on Form S-3 and declared effective on June 28, 1995. The amount of the registration fee associated with such shares that was previously paid with Registration Statement No. 33-60633 is $376.75.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(3) The Common Stock Purchase Rights accompany the Common Stock.

(4) The value attributable to the Common Stock Purchase Rights is reflected in the price of the Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                     [LOGO]

                                 300,000 SHARES

                           ALIANT COMMUNICATIONS INC.
                 EMPLOYEE AND SHAREHOLDER DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                                  COMMON STOCK

                          (PAR VALUE $0.25 PER SHARE)

                               -----------------

         ALIANT'S COMMON STOCK IS TRADED ON THE NASDAQ NATIONAL MARKET.

                              -------------------

    Aliant Communications Inc. is pleased to offer the Aliant Communications Inc. Employee and Shareholder Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides Aliant shareholders with a convenient method to purchase shares of Aliant Common Stock and to reinvest cash dividends in the purchase of additional shares. You pay no fees, service charges or brokerage commissions for the purchase of shares under the Plan. These costs are paid by Aliant.

    This service is provided through the plan administrator, The Chase Manhattan Bank, with administrative support from our transfer agent, ChaseMellon Shareholder Services, L.L.C. All holders of record of Aliant Common Stock and certain employees of Aliant and its subsidiaries are eligible to participate in the Plan. As a participant in the Plan you may:

    - reinvest all or a portion of the cash dividends paid on shares registered in your name, and/or

    - make monthly optional cash payments of not less than $100 and up to a maximum of $3,000 per calendar quarter for the purchase of additional shares of Aliant Common Stock.

    The provisions of the Plan are detailed in this Prospectus. Your participation, of course, is voluntary and you may enroll or withdraw at any time. Payment of dividends depends on future earnings, financial requirements and other factors. We encourage you to retain this Prospectus for future reference.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS. REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL
                                    OFFENSE.

                              -------------------

               The date of this Prospectus is September 24, 1998.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Aliant Communications Inc..................................................................................           1
The Employee and Shareholder Dividend Reinvestment and Stock Purchase Plan.................................           1
  Purpose..................................................................................................           1
  Advantages...............................................................................................           1
  Disadvantages............................................................................................           2
  Administration...........................................................................................           2
  Eligibility and Enrollment...............................................................................           3
  Dividend Reinvestment....................................................................................           4
  Optional Cash Payments...................................................................................           4
  Costs....................................................................................................           6
  Stock Purchases..........................................................................................           6
  Certificates for Shares..................................................................................           7
  Sales of Shares..........................................................................................           7
  Gifts and Transfers......................................................................................           7
  Withdrawal...............................................................................................           8
  Other Information........................................................................................           8
Limitation of Liability....................................................................................          10
Legal Matters..............................................................................................          10
Experts....................................................................................................          10
Use of Proceeds............................................................................................          11
Where You Can Find More Information........................................................................          11
Indemnification of Directors and Officers..................................................................          12

                                  THE COMPANY

    Aliant Communications Inc., formerly Lincoln Telecommunications Company, is a diversified communications company providing retail services and products to consumers, businesses, educational institutions and government agencies as well as wholesale network services to other communications companies. Consistent with its strategy of providing one-stop, single source communications services, Aliant offers local and long distance services, wireless services, enhanced services, directory services, communications systems and equipment and a full range of fiber optic cable and data communications services.

    Aliant is a Nebraska corporation. Its principal executive offices are located at 1440 M Street, Lincoln, Nebraska 68508. Its telephone number is (402) 436-3737.

                     THE EMPLOYEE AND SHAREHOLDER DIVIDEND
                      REINVESTMENT AND STOCK PURCHASE PLAN

PURPOSE

    1.  WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to promote long-term stock ownership in Aliant by providing shareholders of record with a convenient and economical method to purchase shares of Aliant Common Stock ("Shares" or "Aliant Common Stock") and reinvest cash dividends paid on the Shares without paying any fees, service charges or brokerage commissions.

ADVANTAGES

    2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

    The Plan offers the following benefits and advantages to participants in the
Plan:

    - Cash dividends on all or some portion of the Shares registered in your name will be automatically invested in additional Shares.

    - Whether or not you have selected to have dividends on any Shares automatically reinvested, you may purchase additional Shares by making monthly optional cash payments of not less than $100 and up to a maximum of $3,000 per calendar quarter.

    - You will incur no fees, service charges or brokerage commissions in connection with purchases of Shares made under the Plan.

    - Your funds will be fully invested in Aliant Common Stock because the Plan permits fractional Shares to be credited to your Plan account. Dividends on fractional Shares, as well as on whole Shares, will be reinvested in additional Shares which will be credited to your Plan account.

    - Your investment will continue to build through the automatic reinvestment of your dividends.

    - You will avoid the need for safekeeping of stock certificates for Shares credited to your Plan account.

    - Periodic statements of your Plan account reflecting all current activity will simplify your recordkeeping.

DISADVANTAGES

    3.  WHAT ARE POSSIBLE DISADVANTAGES OF THE PLAN?

    Possible disadvantages of the Plan are:

    - You must make an investment decision to participate in the Plan (and thereby to purchase Aliant Common Stock) prior to the date the purchase price is determined. The market price of Aliant Common Stock may fluctuate up or down between the time an investment decision to participate in the Plan is made and the time at which Shares are purchased. See Question 22.

    - You will be treated for Federal income tax purposes as having received on each dividend payment date a distribution equal to the full amount of the cash dividend payable on that dividend payment date with respect to Shares registered in your name and Shares held for your account under the Plan, whether that amount is actually distributed or reinvested in new Shares pursuant to the Plan, plus any fees, service charges and brokerage commissions paid by Aliant on your behalf. See Question 35.

ADMINISTRATION

    4.  WHO ADMINISTERS THE PLAN?

    The Chase Manhattan Bank (the "Administrator") will administer the Plan. Certain administrative support will be provided to The Chase Manhattan Bank by ChaseMellon Shareholder Services, L.L.C., as the agent of the Plan ("ChaseMellon"). The Administrator will hold for safekeeping the certificates for Shares purchased for each participant under the Plan, until you request the issuance of certificates for all or some of your Shares as more fully explained in the answer to Question 24. Should The Chase Manhattan Bank cease to act as the administrator of the Plan, another administrator will be designated by the Company. In such event, all references herein to the Administrator shall be deemed to be such other agent as the Company may designate.

    5.  HOW DO I CONTACT THE PLAN ADMINISTRATOR?

    All inquiries regarding the Plan should be addressed to the Administrator at the following address:

       The Chase Manhattan Bank
       c/o ChaseMellon Shareholder Services, Investment Services
       Post Office Box 3339
       South Hackensack, N.J. 07606-1939

    Please be sure to refer to the Aliant Communications Inc. Employee and Shareholder Dividend Reinvestment and Stock Purchase Plan and your account number in all correspondence.

    Telephone Inquiries:

       (800) 642-7236

    When calling the Administrator, you should have available your account number and taxpayer identification number.

    6.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

    The Administrator will send to you a statement of account each month, as soon as practicable following your purchase. These statements are your continuing record of the cost of your purchase. IT IS

YOUR RESPONSIBILITY TO RETAIN ALL STATEMENTS OF YOUR ACCOUNT AS INCOME TAX INFORMATION WILL NOT BE AVAILABLE FROM THE COMPANY. NEITHER CHASE MANHATTAN, CHASE MELLON NOR ALIANT ACCEPT ANY RESPONSIBILITY FOR PROVIDING YOU WITH STATEMENTS TO CALCULATE THE COST BASIS OF YOUR SHARES FOR INCOME TAX OR OTHER TAX PURPOSES.

    You will receive copies of the same communications sent to every other shareholder, including Aliant's quarterly and annual reports, notice of annual and special meetings and proxy statements and income tax information for reporting dividends paid.

ELIGIBILITY AND ENROLLMENT

    7.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    If you own at least one share of Aliant Common Stock registered directly in your name or are a regular full-time or part-time employee of Aliant or its subsidiaries with at least six months' service, even if you are not a shareholder, you are eligible to participate in the Plan.

    If you directly or indirectly own or become the owner of 5% or more of the total combined voting power or value of all classes of stock of Aliant, you are not eligible to participate.

    If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. You will not be eligible to participate in the plan if you reside in a jurisdiction in which it is unlawful for the Company to permit your participation. Aliant reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

    8. DOES OWNERSHIP OF COMPANY SECURITIES OTHER THAN SHARES QUALIFY AN INVESTOR TO JOIN THE PLAN?

    No. Only direct ownership of Aliant Common Stock qualifies you to participate in the Plan.

    9.  HOW DO I PARTICIPATE?

    You may join the Plan at any time by completing a Dividend Reinvestment and Stock Purchase Plan Authorization Form and returning it to the Administrator. Authorization Forms may be obtained at any time by contacting the Administrator. See Question 5.

    The Authorization Form directs the Administrator to reinvest cash dividends on all or some of the shares of Aliant Common Stock currently or subsequently registered in your name as well as on Shares credited to your account under the Plan, including through optional cash payments applied to the purchase of additional Shares on a monthly basis. If you check only the "Dividend Reinvestment of Plan Shares and Optional Cash Payments Only" box on the Authorization Form, the Administrator will continue to remit cash dividends to you on any Shares registered in your name in the usual manner, but will apply any optional cash payments received and dividends on Shares credited to your Plan account to the purchase of additional Shares under the Plan.

    If you are an employee who is not a shareholder at the time of entry into the Plan, you may participate in the Plan if you check ONLY the "Optional Cash Payments Only" box on the Authorization Form. If you become a shareholder of record after joining the Plan, you may execute another Authorization Form to provide for the reinvestment of dividends on Shares registered in your name. REMEMBER THAT EVEN IF YOU PARTICIPATE ONLY IN THE OPTIONAL CASH PAYMENT FEATURE, THE ADMINISTRATOR WILL REINVEST DIVIDENDS ON SHARES CREDITED TO YOUR ACCOUNT.

    10. HOW DO I PARTICIPATE IF MY SHARES ARE HELD BY MY BANK OR BROKER AND REGISTERED IN "STREET NAME?"

    If your Shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should direct your broker, bank or trustee to register some or all of your Shares directly in your name. You can get started in the Plan by returning a completed Authorization Form to the Administrator. Cash dividends on Shares owned beneficially but not of record (i.e. shares in "street name") may not be reinvested under the Plan until the beneficial owner becomes a holder of record of at least one Share or makes arrangements for participation with the broker or bank in whose name the Shares are registered.

    11.  WHEN MAY A SHAREHOLDER JOIN THE PLAN?

    As an eligible shareholder, you may enroll at any time. Reinvestment of dividends will start with the dividend payment occurring after the Administrator actually receives your Authorization Form. If the Administrator receives the Authorization Form after the record date, the reinvestment of dividends will be delayed until the next dividend payment date.

    You will remain a participant in the Plan until you elect to discontinue the reinvestment of dividends, or sell or otherwise dispose of all the shares of Aliant Common Stock with respect to which you have elected to participate in the Plan. The record date is generally between the 20th day and the last day of the month preceding each dividend payment date. The dividend payment dates are expected to be on or about the 10th day of January, April, July and October of each year.

    SEE QUESTIONS 14-19 WITH RESPECT TO PARTICIPATION IN THE PLAN THROUGH OPTIONAL CASH PAYMENTS.

DIVIDEND REINVESTMENT

    12.  HOW DO I REINVEST MY CASH DIVIDENDS?

    Once enrolled in the Plan, you may choose to reinvest all or a portion of the regular cash dividends paid on Shares registered in your name. To participate in the reinvestment feature of the Plan, you must elect to reinvest the dividends on at least one Share. All dividends on Shares credited to your Plan account (including Shares placed therein if you elect to participate in the safekeeping service discussed in Question 25) will be fully reinvested. If the number of Shares on which dividends are reinvested falls below one Share, you will receive a check for the amount of the dividend.

    13.  HOW MAY I CHANGE MY ELECTIONS UNDER THE PLAN?

    You may change your elections under the Plan by filing a new Authorization Form with the Administrator. Any change in your elections under the Plan will be effective with respect to dividends paid on the dividend payment date following the first record date after receipt of the new Authorization Form by the Administrator (the record date is normally 20 days prior to the dividend payment date). NOTE THAT EVEN IF YOU PARTICIPATE ONLY IN THE OPTIONAL CASH PAYMENT FEATURE DISCUSSED BELOW, THE ADMINISTRATOR WILL AUTOMATICALLY REINVEST DIVIDENDS ON SHARES CREDITED TO YOUR ACCOUNT.

OPTIONAL CASH PAYMENTS

    14.  WHO IS ELIGIBLE TO MAKE OPTIONAL CASH PAYMENTS?

    All participants who have submitted an appropriately signed Authorization Form are eligible to make optional cash payments. Shareholders who enroll in the Plan may participate in the optional cash payments feature whether or not they participate in the dividend reinvestment feature. However, all Shares purchased with optional cash payments will be credited to a participant's Plan account and all dividends with respect to such Shares will automatically be reinvested.

    15.  HOW ARE OPTIONAL CASH PAYMENTS MADE?

    An optional cash payment may be made when enrolling by enclosing a check or money order payable to "The Chase Manhattan Bank-Aliant" with the Authorization Form. Cash and third-party checks will not be accepted and all optional cash payments must be made in U.S. Dollars and payable at a U.S. bank. Checks drawn at a foreign bank will be returned. Thereafter, optional cash payments may be made through the use of the cash payment form enclosed with the statements sent to you by the Administrator. You do not need to send the same amount of money each month, and there is no obligation to make any optional cash payment at all each month.

    Employee-participants may make optional cash payments by executing a payroll deduction authorization prior to the first day of any month or by sending payment directly to the Administrator in the same manner as other participants. The payroll deduction authorization authorizes the Company to make payroll deductions in increments of $5.00, but not less than $10.00 per pay period, nor more than $1,000 per month, determined by the employee to be used for the purchase of Shares. Employees may increase or decrease, within the above limits, the amount of deductions by executing an additional payroll deduction authorization available on request from the Treasurer's Office at Aliant.

    In addition to, or in lieu of, payroll deductions, optional cash payments may be made by employees in the same manner as by other participants.

    16.  WHAT ARE THE MINIMUM AND MAXIMUM AMOUNTS FOR OPTIONAL CASH PAYMENTS?

    Optional cash payments may be made in amounts of at least $100 per payment, subject to a maximum of $3,000 per calendar quarter. The limitation of $3,000 per calendar quarter may not be cumulated from quarter to quarter.

    17. MAY I HAVE OPTIONAL CASH PAYMENTS AUTOMATICALLY WITHDRAWN FROM MY BANK ACCOUNT?

    Yes. If you wish to make regular monthly optional cash purchases, you can authorize automatic monthly withdrawals from your bank account. This feature enables you to make ongoing investments in Aliant Common Stock without writing a check. Funds will be deducted from your account each month immediately prior to the investment of any optional cash payments. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify the Administrator in writing to change or terminate automatic withdrawal from your account.

    18.  HOW ARE PAYMENTS WITH "INSUFFICIENT FUNDS" HANDLED?

    If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Administrator will immediately remove from your account any Shares already purchased upon the prior credit of such funds. The Administrator may also place a hold on the Plan account until an "insufficient funds" fee of $25.00 is received from the participant, or may sell such Shares to satisfy any uncollected amounts. If the net proceeds from the sale of such Shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional Shares from your account as necessary to satisfy the uncollected balance.

COSTS

    19. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

    You pay no fees, service charges or brokerage commissions for the purchase of Shares under the Plan. These costs are paid by Aliant. In addition, all costs of administration of the Plan will be paid by Aliant. On withdrawal from the Plan, you may request the sale of all Shares credited to your account. You will receive the proceeds of the sale, less any brokerage commission and applicable service fees.

STOCK PURCHASES

    20.  WHAT IS THE SOURCE OF ALIANT COMMON STOCK PURCHASED THROUGH THE PLAN?

    At Aliant's discretion, share purchases will be made by the Administrator either in the open market or directly from Aliant, depending on general market conditions, regulatory requirements and other factors deemed relevant. Shares may be authorized for issuance under the Plan by the Board of Directors of Aliant or otherwise made available for purchase under the Plan, subject to required approvals of any government authorities. Share purchases in the open market may be made on any stock exchange where Aliant Common Stock is traded or by negotiated transactions on such terms as the Administrator may reasonably determine. Neither Aliant nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the Administrator.

    21.  HOW MANY SHARES WILL BE PURCHASED FOR A PARTICIPANT?

    The number of Shares to be purchased for your account depends on the amount of your dividends, optional cash payments, or both, being invested, and the applicable purchase price of the Shares. Your Plan account will be credited with the number of Shares (including fractions computed to four decimal places) equal to the amount of dividends you reinvest plus your optional cash payments divided by the applicable purchase price. Dividends on all Shares credited to your Plan account, including fractional Shares, will be automatically reinvested in additional Shares until such Shares are sold or withdrawn from your Plan account.

    22.  WHAT IS THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

    Shares purchased in the open market will be credited to your account at the weighted average price of Shares purchased to satisfy Plan requirements.

    Shares purchased from Aliant will be purchased and credited to your account at the average between the daily high and the daily low sales prices of Aliant Common Stock as reported on the Nasdaq National Market on the date the Shares are purchased. If there is no trading of Aliant Common Stock on the Nasdaq National Market for a substantial period of time during the period in which the Shares are to be purchased, then the price per share will be determined by the Company on the basis of such market quotations as it considers appropriate.

    The purchase price per share for employee participants shall be 95% of such prices.

    23. WHEN WILL DIVIDENDS AND OPTIONAL CASH PAYMENTS RECEIVED BY THE ADMINISTRATOR BE INVESTED?

    Dividends will be invested generally on or around the dividend payment date, the 10th day of January, April, July and October. Optional cash payments will be invested generally on or around the 10th day of each month, unless such day falls on a holiday or weekend in which case the investment will be made on the next succeeding business day. In order to be invested on a given investment date, an optional cash payment must be received by the Administrator at least 72 hours prior to the investment date. Optional cash payments received less than 72 hours prior to the investment date will be returned to you by the Administrator only on your written request. If you do not request that your cash payment be returned, your uninvested optional cash payment will be invested on the next monthly investment date. SINCE NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS, YOU ARE URGED TO MAKE YOUR OPTIONAL CASH PAYMENTS SHORTLY BEFORE AN INVESTMENT DATE. HOWEVER, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE THAT YOUR OPTIONAL CASH PAYMENTS WILL BE RECEIVED AT LEAST 72 HOURS PRIOR TO THE INVESTMENT DATE.

CERTIFICATES FOR SHARES

    24.  WILL STOCK CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

    Normally, you will not be issued certificates for Shares purchased under the Plan. The number of Shares credited to your account under the Plan will be shown on your statement of account.

    Certificates for any number of full Shares credited to your account under the Plan will be issued on written request to the Administrator. Any remaining full and fractional Shares will continue to be credited to your account. CERTIFICATES FOR FRACTIONAL SHARES WILL NOT BE ISSUED UNDER ANY CIRCUMSTANCES.

    Shares credited to your account under the Plan may not be pledged as collateral for indebtedness. If you wish to pledge Shares, you must request that certificates for those Shares be issued in your name.

    25.  HOW DOES THE SAFEKEEPING SERVICE WORK?

    You may deposit with the Administrator for safekeeping any certificate for Shares you presently hold which are subject to reinvestment of dividends under the Plan. The fee for depositing certificates for safekeeping is $7.50 for each deposit, regardless of the number of Shares you deposit. This fee is subject to change in the discretion of the Administrator. Delivery of certificates for this service is at your own risk and, for delivery by mail, insured registered mail with return receipt is recommended. The receipt of any Shares delivered for safekeeping will be shown on your account statement.

    26.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

    Accounts in the Plan will be maintained in your name as shown on the Administrator's shareholder records at the time you enter the Plan. Certificates for full Shares will be similarly registered when issued.

SALES OF SHARES

    27.  HOW DO I SELL MY PLAN SHARES?

    You may sell any number of whole Shares held in your account by completing the appropriate section of your account statement and returning it to the Administrator. The Administrator will cause your Shares to be sold as promptly as practicable. Proceeds from the sale, less any fees, applicable service charges and brokerage commissions, will be sent to you as soon as possible after the settlement date, which is three business days from the date of the sale.

    Please note that Shares that you hold in certificate form must first be deposited into your Plan account before they can be sold under the Plan.

GIFTS AND TRANSFERS

    28.  CAN I TRANSFER SHARES THAT I HOLD IN THE PLAN TO SOMEONE ELSE?

    Yes. You may transfer ownership of some or all of your Plan Shares by sending the Administrator written, signed transfer instructions. Signatures of all registered holders must be "Medallion Guaranteed" by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant's account.

    You may transfer Shares to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of less than one Share. If you are opening a new Plan account for the transferee, you must include a completed Authorization Form with the gift/transfer instructions.

WITHDRAWAL

    29.  HOW DO I WITHDRAW FROM THE PLAN?

    You may direct the Administrator, in writing, at any time to discontinue the reinvestment of dividends. You may also withdraw all or some of the Shares credited to your Plan account by notifying the Administrator in writing and specifying the number of Shares to be withdrawn. Any remaining whole and fractional shares will continue to be credited to your Plan account. If you withdraw from the Plan, or upon termination or suspension of the Plan by Aliant, certificates for whole Shares credited to your account under the Plan will be issued and any fraction of a Share will be liquidated, with the proceeds less any fees, service charges and brokerage commissions paid to you. Upon your withdrawal from the Plan, you may, if so desired, also request that all or a portion of the Shares credited to your account be sold. You will receive the proceeds of the sale, less any fees, service charges and brokerage commissions.

    If you are an employee-participant and you retire, die or leave the employment of Aliant or one of its subsidiaries, so long as you have at least one full share credited to your Plan account, the Administrator will continue to reinvest the dividends on the Shares credited to your account under the Plan until otherwise notified. You will, at that time, be regarded as a shareholder and not as an employee for purposes of the purchase discount and optional cash payments. If less than one full Share is credited to your Plan account, the Administrator reserves the right to close such account, sell the fractional Share, and send to you the liquidation value of the fractional Share, less any fees, service charges and brokerage commissions. The account will then be closed.

    30. WHAT HAPPENS TO A FRACTION OF A SHARE IF I WITHDRAW FROM THE PLAN OR THE PLAN IS TERMINATED OR SUSPENDED?

    In the event that you withdraw from the Plan or on termination or suspension of the Plan by Aliant, a cash payment representing the liquidation value of any fraction of a Share, less any fees, service charges and brokerage commissions, will be mailed directly to you. The cash adjustment to you will be based on the closing price of Aliant's Common Stock on the Nasdaq National Market on the date the withdrawal request is received by the Administrator, or the date that the Plan is terminated or suspended by Aliant.

    31.  CAN I RE-ENTER THE PLAN AFTER WITHDRAWAL?

    Yes. You may re-enter the Plan by completing a new Authorization Form. However, the Administrator reserves the right to reject any Authorization Form from a previous participant on grounds of excessive withdrawal and re-entry.

OTHER INFORMATION

    32. WHAT HAPPENS IF I SELL OR TRANSFER ALL OF THE SHARES REGISTERED IN MY NAME?

    If you dispose of all Shares registered in your name (those for which you hold certificates), the Administrator will, so long as you have at least one full Share credited to your Plan account, continue to reinvest the dividends on such Shares until notified in writing of your desire to withdraw. If less than one full Share is credited to your Plan account, the Administrator reserves the right to close your account, sell the fractional Share, and send the liquidation value of the fractional Share, less any fees, service charges and brokerage commissions. The account will then be closed.

    33. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

    Any Shares resulting from a stock dividend or stock split distributed by Aliant on Shares credited to your account under the Plan will be added to your account. Stock dividends or split Shares distributed on any Shares registered in your name will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

    34.  HOW WILL MY SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

    For each meeting of shareholders, you will receive a proxy which will enable you to vote Shares registered in your name as well as Shares credited to your Plan account as of the record date of the meeting.

    35.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
PLAN?

    In general, you will have the same Federal income tax consequences relating to dividends on your Shares as any other holder of Shares. These consequences are summarized below.

    You will be treated for Federal income tax purposes as having received on each dividend payment date the full amount of the cash dividend payable on that dividend payment date with respect to Shares registered in your name and Shares held for your account under the Plan, increased by the amount of any fees, service charges and brokerage commissions on open market purchases paid by Aliant on your behalf, even though that amount or a portion thereof is not actually received by you in cash, but instead is applied to the purchase of new Shares for your account.

    Your Federal income tax basis for Shares acquired under the Plan with reinvested dividends, or with the optional cash payments, will be the purchase price of such Shares on the date of purchase, or the amount of such optional cash payments, as applicable, increased by the amount of any brokerage commissions and service charges on open market purchases paid by Aliant on your behalf. The information sent to you and the Internal Revenue Service will show the amount paid on your behalf.

    You will not realize any taxable income when you receive certificates for whole Shares credited to your account under the Plan, either on request for such certificates or upon withdrawal from or termination of the Plan. However, if you receive, on withdrawal from or termination of the Plan, a cash payment for any whole Shares then sold for you or for a fractional Share then held in your account, you may realize a gain or loss. You may also recognize a gain or loss when whole Shares acquired under the Plan are sold or exchanged by you or for your benefit. The amount of gain or loss recognized in each case is measured by the difference between the amount of the cash that you receive for the Shares or fractional Share and your tax basis in such Shares or fractional Share. The holding period of Shares acquired under the Plan commences on the day following the date such Shares are purchased for you.

    For foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants, less the amount of any taxes required to be withheld, will be applied to the purchase of Shares under the Plan. Where applicable, this withholding tax may be determined by treaty between the United States and the country in which the participant resides.

    United States Federal income tax law imposes certain reporting requirements upon brokers and certain other parties. As a result, the Administrator will be required to report to the Internal Revenue Service and you any sales of Aliant Common Stock by the Administrator for your Plan account. If your dividends become subject to federal backup withholding taxes, dividends reinvested for you under the Plan will be reduced by the amount of the taxes required to be withheld.

    In addition, the 5% discount from market value, at which employees purchase Shares, will be ordinary compensation income to the employee-participant for the year in which the purchase of Shares occurs.

    The foregoing is only an outline of Aliant's understanding of some of the applicable federal income tax under current law, which are subject to change (possibly with retroactive effect). Since each participant's tax consequences (including state, local and foreign tax consequences) may differ depending on the participant's individual circumstances, you are urged to consult your own tax advisor concerning the tax consequences of participation in the Plan and the disposition of Shares acquired pursuant to the Plan.

    36.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

    Aliant reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Aliant and the Administrator also reserve the right to change any administrative procedures of the Plan. Without the approval of the shareholders, no such revision or amendment shall decrease the number of shares subject to the Plan or permit participation in the Plan by persons other than common shareholders of the Company and employees of the Company and its subsidiaries. Further, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause it to fail to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended. In the event that at any time the market value for Shares offered for purchase under the Plan shall be determined by the Company to be less than 80% of the consolidated book value per Share as of the previous December 31 audited financial statements, the Board of Directors may elect to suspend or terminate the Plan.

                            LIMITATION OF LIABILITY

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER ALIANT NOR THE ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES THAT YOU PURCHASE UNDER THE PLAN.

    Neither Aliant nor the Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death, the price at which Shares are purchased or sold for the participant's account, the times when purchases or sales are made or fluctuations in the market value of the Shares. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

    Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of Aliant in its discretion, depending on future earnings, the financial condition of Aliant and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

                                 LEGAL MATTERS

    The validity of the Aliant Common Stock offered hereby will be passed on for Aliant by Skadden, Arps, Slate, Meagher & Flom (Illinois) relying as to matters of Nebraska law on the opinion of Woods & Aitken, Lincoln, Nebraska.

                                    EXPERTS

    The consolidated financial statements and schedules of Aliant Communications Inc. and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and on the authority of said firm as experts in accounting and auditing.

                                USE OF PROCEEDS

    Shares purchased for Plan participants with reinvested cash dividends and optional cash investments will, at the Administrator's option, be Shares newly issued by Aliant, shares held in Aliant's treasury or Shares purchased in the open market by the Administrator. Aliant and the Administrator are unable to estimate the number of Shares, if any, that will be purchased directly from Aliant under the Plan or the amount of proceeds from any such shares. If Shares for the Plan are purchased from Aliant, the net proceeds will be used by Aliant for general corporate purposes.

                      WHERE YOU CAN FIND MORE INFORMATION

    Aliant files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information Aliant files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aliant's SEC filings are also available to the public from commercial document retrieval services, and at the website maintained by the SEC at "HTTP://WWW.SEC.GOV."

    This Prospectus is part of a Registration Statement on Form S-3 filed with the SEC to register the stock offered under the Plan. As allowed by the SEC rules, this Prospectus does not contain all information you can find in the Registration Statement.

    The SEC allows Aliant to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents;

    (a) Annual Report on Form 10-K for the year ended December 31, 1997; and

    (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30 1998.

    On request Aliant will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to The Chase Manhattan Bank, c/o ChaseMellon Shareholder Services, Post Office Box 3339, South Hackensack, New Jersey 07606-1939 (Telephone: (800) 642-7236).

    You should rely only on the information contained or incorporated by reference in this Prospectus. We have authorized no one to provide you with different information. You should not assume that the information in the Prospectus is accurate as of any date other than the date of this Prospectus which is September 24, 1998.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to the provisions of Sections 21-20,102 through 21-20,111 of the Nebraska Business Corporation Act, Aliant has the power to indemnify certain persons, including its officers and directors under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Aliant. By resolution of the Company's Board of Directors pursuant to Article VI of the Amended and Restated By-Laws of the Company, by contractual agreement and pursuant to certain provisions of an insurance policy, Aliant has provided for indemnification of officers and directors of Aliant, and certain other persons, against liabilities and expenses incurred by any of them in certain stated conditions.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, Aliant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Aliant of expenses incurred or paid by a director, officer, or controlling person of Aliant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Aliant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by any final adjudication of such issue.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Printing Registration Statement, Prospectus and other documents...  $  12,000
Blue Sky filing and legal fees....................................      5,000
Legal fees and expenses...........................................     10,000
Accountants' fees and expenses....................................      5,000
Miscellaneous expenses............................................      2,000
                                                                    ---------
    Total.........................................................  $  34,000
                                                                    ---------
                                                                    ---------

    All of the above amounts are estimated and will be paid by Aliant.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to the provisions of Sections 21-20,102 through 21-20,111 of the Nebraska Business Corporation Act, the Company has the power to indemnify certain persons, including its officers and directors under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. By resolution of the Company's Board of Directors pursuant to Article VI of the Amended and Restated By-Laws of the Company, by contractual agreement and pursuant to certain provisions of an insurance policy, the Company has provided for indemnification of officers and directors of the Company, and certain other persons, against liabilities and expenses incurred by any of them in certain stated conditions.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by any final adjudication of such issue.

ITEM 16.  EXHIBITS

  EXHIBIT
  NUMBER                                               DOCUMENT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      (4.1)  Articles of Incorporation (incorporated by reference to Exhibit 3 to the Registrant's Form S-3
               Registration Statement No. 33-21557).

      (4.2)  Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the
               Registrant's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997).

      (4.3)  Rights Agreement, dated as of June 21, 1989, between the Registrant and Harris Trust and Savings Bank
               (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June
               21, 1989).

      (4.4)  Amendment to Rights Agreement, dated as of September 7, 1989 between the Registrant and Harris Trust and
               Savings Bank (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K
               dated September 7, 1989).

      (4.5)  Amendment No. 2 to Rights Agreement dated June 15, 1993 between the Registrant and Harris Trust and
               Savings Bank and Mellon Securities Trust Company (incorporated by reference to Exhibit 4.5 of the
               Registrant's Form S-3 Registration Statement No. 33-52117).

      (4.6)  Aliant Communications Inc. Employee and Shareholder Dividend Reinvestment and Stock Purchase Plan (set
               forth in full in the Prospectus included as Part I of this Registration Statement).

      (4.7)  Form of Indenture between the Registrant and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Registrant's Form S-3 Registration Statement No. 33-46751).

      (5.1)  Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

      (5.2)  Opinion of Woods & Aitken.

     (23.1)  Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

     (23.2)  Consent of Woods & Aitken (included in Exhibit 5.2).

     (23.3)  Consent of KPMG Peat Marwick LLP.

ITEM 17.  UNDERTAKINGS

    (a) The Registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       provided, however, that paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on the 26th day of August, 1998.

                                ALIANT COMMUNICATIONS INC.

                                By:            /s/ FRANK H. HILSABECK
                                     -----------------------------------------
                                                 Frank H. Hilsabeck
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President and Chief
    /s/ FRANK H. HILSABECK        Executive Officer and
------------------------------    Director (Principal         August 26, 1998
      Frank H. Hilsabeck          Executive Officer)

                                Senior Vice President and
     /s/ ROBERT L. TYLER          Chief Financial Officer
------------------------------    (Principal Financial and    August 26, 1998
       Robert L. Tyler            Accounting Officer)

     /s/ DUANE W. ACKLIE
------------------------------           Director             August 26, 1998
       Duane W. Acklie

   /s/ WILLIAM W. COOK, JR.
------------------------------           Director             August 26, 1998
     William W. Cook, Jr.

    /s/ TERRY L. FAIRFIELD
------------------------------           Director             August 26, 1998
      Terry L. Fairfield

      /s/ JOHN HAESSLER
------------------------------           Director             August 26, 1998
        John Haessler

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ CHARLES R. HERMES
------------------------------           Director             August 26, 1998
      Charles R. Hermes

   /s/ PAUL C. SCHORR, III
------------------------------           Director             August 26, 1998
     Paul C. Schorr, III

     /s/ WILLIAM C. SMITH
------------------------------           Director             August 26, 1998
       William C. Smith

     /s/ JAMES W. STRAND
------------------------------           Director             August 26, 1998
       James W. Strand

   /s/ CHARLES N. WHEATLEY
------------------------------           Director             August 26, 1998
     Charles N. Wheatley

   /s/ THOMAS C. WOODS, III
------------------------------           Director             August 26, 1998
     Thomas C. Woods, III

  /s/ LYN WALLIN ZIEGENBEIN
------------------------------           Director             August 26, 1998
    Lyn Wallin Ziegenbein

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                               DOCUMENT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      (4.1)  Articles of Incorporation (incorporated by reference to Exhibit 3 to the Registrant's Form S-3
               Registration Statement No. 33-21557).

      (4.2)  By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on
               Form 10-K for the Fiscal Year ended December 31, 1997).

      (4.3)  Rights Agreement, dated as of June 21, 1989, between the Registrant and Harris Trust and Savings Bank
               (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June
               21, 1989).

      (4.4)  Amendment to Rights Agreement, dated as of September 7, 1989 between the Registrant and Harris Trust and
               Savings Bank (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K
               dated September 7, 1989).

      (4.5)  Amendment No. 2 to Rights Agreement dated June 15, 1993 between the Registrant and Harris Trust and
               Savings Bank and Mellon Securities Trust Company (incorporated by reference to Exhibit 4.5 of the
               Registrant's Form S-3 Registration Statement No. 33-52117).

      (4.6)  Aliant Communications Inc. Employee and Shareholder Dividend Reinvestment and Stock Purchase Plan (set
               forth in full in the Prospectus included as Part I of this Registration Statement).

      (4.7)  Form of Indenture between the Registrant and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Registrant's Form S-3 Registration Statement No. 33-46751).

      (5.1)  Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

      (5.2)  Opinion of Woods & Aitken.

     (23.1)  Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

     (23.2)  Consent of Woods & Aitken (included in Exhibit 5.2)

     (23.3)  Consent of KPMG Peat Marwick LLP.